Exhibit 99.1

HCP Announces Tender Offers for Outstanding Notes

IRVINE, Calif., June 20, 2019 /PRNewswire/ -- HCP, Inc. (NYSE: HCP) announced today that it has commenced tender offers (the “Tender Offers”) to purchase for cash up to an aggregate principal amount of $400,000,000 (the “Aggregate Maximum Tender Amount”) of its 4.250% Senior Notes due 2023 (the “2023 Notes”) and its 4.000% Senior Notes due 2022 (the “2022 Notes” and, together with the 2023 Notes, the “Notes”).

Title of Note	CUSIP Number	Principal Amount Outstanding	Target Allocation	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Premium (1)(2)
4.250% Senior Notes due 2023	40414LAJ8	$800,000,000	$200,000,000	1	2.000% UST due 5/31/2024	FIT1	+72 bps	$30
4.000% Senior Notes due 2022	40414LAP4	$600,000,000	$200,000,000	2	1.750% UST due 6/15/2022	FIT1	+57 bps	$30

(1)          Per $1,000 principal amount.

(2)          The Total Consideration for Notes validly tendered prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the applicable Early Tender Premium.

The Tender Offers consist of offers to purchase the Notes for cash, on the terms and conditions set forth in the offer to purchase, dated June 20, 2019 (as the same may be amended or supplemented, the “Offer to Purchase”).  Subject to the Aggregate Maximum Tender Amount, proration (if applicable) and the satisfaction or waiver of the conditions to the Tender Offers, including a financing condition, HCP will accept for purchase on the Early Settlement Date, if any, or the Final Settlement Date (each as defined in the Offer to Purchase), as applicable, Notes validly tendered in the Tender Offers, as follows: (i) first, up to $200,000,000 aggregate principal amount of each series of Notes (with respect to each series of Notes, the “Target Allocation”); and (ii) second, if Notes of any series are tendered in an aggregate principal amount in excess of the Target Allocation, we will accept for purchase any Notes tendered in excess of the applicable Target Allocation, based on the Acceptance Priority Levels set forth in the table above (with 1 being the highest Acceptance Priority Level and 2 being the lowest Acceptance Priority Level) and the priority described in the immediately following paragraph. In no event will HCP purchase Notes in excess of the Aggregate Maximum Tender Amount.

If any such excess Notes exist, all excess Notes validly tendered at or prior to the Early Tender Time (as defined below) having a higher Acceptance Priority Level will be accepted before any excess Notes validly tendered at or prior to the Early Tender Time having a lower Acceptance Priority Level are accepted in the Tender Offers, and all excess Notes validly tendered after the Early Tender Time having a higher Acceptance Priority Level will be accepted before any excess Notes validly tendered after the Early Tender Time having a lower Acceptance Priority Level are accepted in the Tender Offers.  However, in any such case, Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Time, even if such Notes validly tendered after the Early Tender Time have a higher Acceptance Priority Level than Notes validly tendered at or prior to the Early Tender Time, and even if such Notes validly tendered after the Early Tender Time are yet to satisfy their applicable Target Allocation and the Notes validly tendered at or prior to the Early Tender Time have satisfied their applicable Target Allocation.

The Tender Offers will expire at 12:00 midnight, New York City Time, at the end of July 18, 2019, or any other date and time to which HCP extends the applicable Tender Offer (such time and date, as it may be extended with respect to a Tender Offer, the “Expiration Time”), unless the applicable Tender Offer is earlier terminated.  Holders of each series of Notes must validly tender and not validly withdraw such Notes prior to or at 12:00 midnight, New York City Time, at the end of July 3, 2019 (such date and time, as it may be extended with respect to a Tender Offer, the “Early Tender Time”), to be eligible to receive the applicable Total Consideration, which is inclusive of an amount in cash equal to the applicable amount set forth in the table above under the heading “Early Tender Premium” (the “Early Tender Premium”), plus Accrued Interest (as defined below).  Holders of the Notes who validly tender their Notes after the Early Tender Time but prior to or at the Expiration Time will be eligible to receive an amount equal to the applicable Total Consideration minus the applicable Early Tender Premium plus Accrued Interest.

Subject to applicable law, HCP may increase or decrease the Aggregate Maximum Tender Amount in its sole discretion.

The Notes may be validly withdrawn at any time prior to, but not after, 12:00 midnight, New York City Time, at the end of July 3, 2019, (such date and time, as it may be extended with respect to a Tender Offer, the “Withdrawal Deadline”).  Subject to applicable law, HCP may increase or decrease the Aggregate Maximum Tender Amount without extending the Withdrawal Deadline.

The applicable “Total Consideration” for each $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for each series of Notes specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City Time, on July 5, 2019, unless extended or the applicable Tender Offer is earlier terminated.

Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Time will, if not previously paid for on an earlier settlement date, if applicable, be made on a date promptly following the Expiration Time, which is currently anticipated to be July 22, 2019, the second business day after the Expiration Time.  HCP reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Time on an earlier settlement date, which, if HCP so elects, is currently anticipated to be July 8, 2019, provided that the conditions to the applicable Tender Offer have been satisfied or waived.

Holders of each series of Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date (“Accrued Interest”).

The Tender Offers are subject to the satisfaction or waiver of certain conditions, including a financing condition, as more fully set forth in the Offer to Purchase. The Tender Offers are not subject to minimum tender conditions.

Information Relating to the Tender Offers

The Offer for Purchase is being distributed to holders beginning today.  Mizuho Securities USA LLC, Credit Suisse Securities (USA) LLC and Scotia Capital (USA) Inc. are serving as the dealer managers for the Tender Offers.  Investors with questions regarding the Tender Offers may contact Mizuho

Securities USA LLC at (212) 205-7736 (collect) or (866) 271-7403 (toll-free), Credit Suisse Securities (USA) LLC at (212) 538-2147 (collect) or (800) 820-1653 (toll-free) or Scotia Capital (USA) Inc. at (800) 372-3930 (toll-free).

None of HCP or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to any of the Tender Offers, and neither HCP nor any such other person has authorized any person to make any such recommendation.  Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offers do not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful.  The full details of the Tender Offers, including complete instructions on how to tender the Notes, are included in the Offer to Purchase.  Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information.  The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/HCP/ or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4500 (bankers and brokers can call collect at (212) 430-3774).

About HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include, but are not limited to, HCP's ability to complete the Tender Offers and reduce its outstanding debt within expected time-frames or at all, and other risks and uncertainties described in the Offer to Purchase and in its Securities and Exchange Commission filings.  Although HCP believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, HCP can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this release is as of the date of this release, and HCP undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Andrew Johns

Vice President – Finance and Investor Relations

(949) 407-0400